21 March 1997


Fenway Resources, Ltd.
Suite 308, 409 Granville Street
Vancouver BC
Canada

                    Re: Amendment to MOA and other Agreements

Gentlemen:

This is to confirm and acknowledge that we hereby amend any and all prior agreements between Fenway Resources Ltd. ("Fenway") and Central Palawan Mining and Industrial Corporation ("CPMIC"), Palawan Star Mining Ventures Inc. ("Palawan Star") and Pyramid Hill Mining and Industrial Corp. ("Pyramid Hill"), insofar as and in accordance with the terms and amendments set forth below:

(A)  Reference and Interpretation

CPMIC, Palawan Star and Pyramid Hill shall be collectively referred to as the "Consortium". For all purposes of this Amending Agreement, all defined terms have the same meanings as those set out in the Memoranda of Agreement and other original agreements, except as otherwise expressly provided or unless the context otherwise requires.

(B)  Joint Venture Mining Company

It is agreed that a Joint Venture Mining Company ("JVMC") will be established as a joint venture between Stradec (60% equity) and Fenway (40% equity). Neither the Consortium nor each member of the Consortium will have any equity interest in the JVMC and each member assigns and waives all rights to own and subscribe to the shares of the JVMC. However, it shall be the sole responsibility of Fenway to pay the Consortium 9% of Net Profits of the Joint Venture Mining Company as consideration for the transfer of their interest in the each of the Properties, including the mining claims, the MPSA and the ECC.

The Consortium shall have entitlement to royalty payments per tonne of raw material quarried or mined from the Property belonging individually to CPMIC, Palawan Star, Pyramid Hill and in turn each member of the Consortium waives and surrenders their individual entitlement to such royalty payments in favour of the Consortium.

The Property consisting of the mining claims, the MPSA and the ECC and all rights, title and interest thereto shall be transferred by each member of the Consortium to the JVMC and/or any entity it designates as consideration for the royalty from the JVMC and the net profit interest in the JVCC. It is hereby understood that each of the members of the Consortium agrees to be substituted by the JVMC or any entity it designates in the MPSA filed for each Property

(C)  Advances in relation to the Joint Venture Mining Company

For and in consideration of this Letter Amendment Agreement, Fenway shall upon signing hereof pay the Consortium the amount of CANS$100,000.00 as advance maintenance payment which shall be deducted from the royalty payable to the Consortium. In addition, the JVMC hereby undertakes to advance to each member of the Consortium the amount of CANS$100,000.00 as maintenance payment per year payable in quarterly tranches as advance royalties, to be deducted from the royalty of US$0.35 cents per tonne of raw material used in the manufacture of cement from the Property belonging individually to CPMIC, Palawan Star and Pyramid Hill. It is hereby understood that upon commencement of commercial production of any one of the Properties of the Consortium, the advance royalty payable by Fenway shall cease.

For this purpose, CPMIC is hereby appointed by Palawan Star and Pyramid Hill as its duly authorised and sole representative to receive for and in behalf of the Consortium the foregoing advance royalty.

The advance of the royalty and the royalty itself are obligations of the JVMC.

(D)  Joint Venture Cement Manufacturing Company

Each member of the Consortium hereby assigns to and gives their unconditional approval and consent to allow Strategic Alliance Development Corp. ("Stradec") to be the sole Participant (who shall provide Production Funds) in a joint venture cement manufacturing company (the "JVCC") which will be formed together with Fenway for the development of the Palawan Cement Project as to the manufacturing of cement and cement products. A Joint Venture Agreement will be signed on or before 30 April 1997 between Stradec and Fenway with the conforme of the Consortium, wherein Stradec will own 51% equity and Fenway will own 49% equity in the JVCC. The Consortium agrees that it foregoes any representation in the JVCC and in any project decision making.

(E)  Interest in Net Profits of the Joint Venture Cement Manufacturing Company

The Consortium is entitled to 9% interest in the net profits of the JVCC, payable to CPMIC as representative of the Consortium by Fenway out of its 49% equity interest in the JVCC. The computation of the 9% net profit interest in the JVCC shall be based on audited Financial Statements of the JVCC. CPMIC is hereby appointed by Palawan Star and Pyramid Hill as its duly authorised and sole representative to receive the Consortium's 9% interest in the net profits of the JVCC. CPMIC warrants and represents that it is the duly authorised and sole agent of Palawan Start and Pyramid Hill and acknowledges authority to manage any properties or assets owned by Palawan Star and Pyramid Hill.

(F)  Conditions Precedent

The parties also agree that the procurement of an Environmental Compliance Certificate ("ECC") and a Mineral Production Sharing Agreement (AMPSA@) shall be pre-conditions to the establishment of the JVMC and the JVCC for the manufacturing of cement and that the June 30, 1997 production funding deadline and the right to purchase 10% of Fenway's interest be waived in consideration of Fenway's obligation in paragraph C and the Joint Venture Agreement in paragraph D of this letter agreement.

(G)  Share Options and Warrants

The Consortium members will have an option to purchase Fenway shares in the manner described below, subject to the approval of the Vancouver Stock Exchange, the British Columbia Securities Commission and any other Regulatory Authority. The terms and conditions governing the release, the quantity and the pricing of the options and warrants are:


------------------------------------------------------------------------------------------------
CPMIC                            PALAWAN STAR                     PYRAMID HILL
------------------------------------------------------------------------------------------------
1 million shares @CAN$2.00/sh    1 million shares @CAN$4.00/sh    4 million shares @CAN$2.0O/sh
------------------------------------------------------------------------------------------------
with 1:1 warrant @CAN$3.00/sh    1 million shares @CAN$5.00/sh
------------------------------------------------------------------------------------------------
exercisable at any time          exercisable at any time           exercisable at any time
------------------------------------------------------------------------------------------------

The common conditions governing both Stock Options and Warrants are as follows:

a) The timing of the release of the shares is subject to the release of the senior financing or funding;
b)   They are exercisable only upon receipt of the Production Funds;
c) The terms and payment are to be determined in a separate agreement to be entered into between and among Fenway and the individual members of the Consortium.

Subject to the approval by the relevant Securities Regulatory Authorities, it is expressly understood that the stock options and warrants referred to above may not be exercised by the Consortium until such time as Fenway has received the Acceptable Funding Commitment, provided however, that Fenway may issue at any time all or a portion of the warrants and the Consortium may exercise at any time the warrants in the event the issued and outstanding share capital of Fenway is increased in order to facilitate and/or meet the financing requirements to undertake the Palawan Cement Project.

This agreement amends and supersedes all previous agreements, provisions or contracts regarding the Palawan Cement Project only to the extent of the amendments made herein. The obligations of each member of the Consortium under the Memoranda of Agreement such as but not limited to any mining claims, the MPSA and the ECC shall continue to be in force. All other terms and conditions of the Memoranda of Agreement remain unaltered and in full force and effect. This agreement shall be subject to the approval of the relevant Regulatory Authorities.

CPMIC, Palawan Star and Pyramid Hill agree to conform to the joint venture agreement to be signed and executed by Fenway and Stradec on or before 30 April 1997.

Very truly yours,

CENTRAL PALAWAN MINING AND INDUSTRIAL CORPORATION

By: /s/ Henry E. Fernandez
    -----------------------------------
    [Name of Authorized Signatory]
as authorized by Board Resolution No._____dated____________1997 and notarized by [Name of Notary Public], Document No.____, Page No.___, Book No.__, Series 1997.

PALAWAN STAR MINING VENTURES INC.

By: /s/ Higinio C. Mendoza, Jr.
    -----------------------------------
    [Name of Authorized Signatory]
as authorized by Board Resolution No._____dated____________1997 and notarized by [Name of Notary Public], Document No.____, Page No.___, Book No.__, Series 1997.

PYRAMID HILL MINING AND INDUSTRIAL CORP.

By: /s/ Fernando B. Esguerra
    -----------------------------------
    [Name of Authorized Signatory]
as authorized by Board Resolution No._____dated____________1997 and notarized by [Name of Notary Public], Document No.____, Page No.___, Book No.__, Series 1997.

Conformed To By:
FENWAY RESOURCES LTD.

By: H. John Wilson



                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
Makati City                )S.S.

     BEFORE  ME,  this  ___day  of_____________1997,   personally  appeared  the
following with their Passports/Community Tax Certificates, to wit:

NAME                     PASSPORT/CTC NO.          DATE/PLACE ISSUED

CPMIC
HENRY E. FERNANDEZ       Passport#AA.718589
                         CTC No. 12862552C         2-21-96/Paranaque

Palawan Star
HIGINIO C. MEDOZA, JR.   CTC No. 4993552           1-01-97/Puerto Princesa City

Pyramid Hill
FERNANDO B. ESGUERRA     Passport#J740786/Manila
                         CTC No. 8095763D          4-2-96/Manila

Fenway Resources Ltd.
H. John Wilson           Passport#FV9038355        3-8-93/Vancouver, Canada


known to me and to me known to be the same person who executed the foregoing Letter Amendment Agreement and acknowledged that the same is their own free and voluntary act and deed, and those of the entities they represent.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal on the date and in the place hereinbefore stated.

                                                  SUSANA C. FONG
                                                  Notary Public
                                             Until December 31, 1997
                                        PTR No. 8004952/1-16-97/Makati City
                                        IBP No. 430572/1-24-97/Makati City